Exhibit 99.1
FOR IMMEDIATE RELEASE
Unilife Corporation Announces Financial Results
For Fiscal Year 2012 First Quarter
York, PA (November 9, 2011) Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced financial results for the three months ended September 30, 2011 (Fiscal Year 2012 First Quarter).
Recent Highlights:
•	Following the commencement of initial supplies of the Unifill syringe to customers (July 2011), Unilife has progressively increased production capacities at its York, PA facility.
•	Continued diversification of proprietary portfolio of advanced drug delivery systems
•	Developed EZMix, the first dual or multi-chamber prefilled syringe with automatic (passive) safety features fully integrated within the glass barrel (August 2011)
•	Developed Rita, a highly compact auto-injector for patient self-injection with true end-of-dose indicators and automatic needle insertion and retraction (August 2011)
•	Developed the AutoInfusor™ range of subcutaneous pump infusion systems for the self-administration of large-volume drugs requiring dosages of 3mL or more (September 2011)
•	Awarded two year contract with Premier Purchasing Partners, the nation’s largest healthcare alliance, for the supply of the Unitract® range of 1mL safety syringes (October 2011)
•	Executive purchases of the Company’s stock totaling $1.0 million by Unilife CEO Alan Shortall and $250,000 by COO Dr. Ramin Mojdeh. (September 2011)
Mr. Alan Shortall, Chief Executive Officer of Unilife, stated: “Unilife made significant advancements during the fiscal 2012 first quarter, as we continued to consolidate our position as a leading developer of innovative, differentiated devices for the delivery of injectable drugs and vaccines. Early in the quarter, we achieved one of the most important milestones in the Company’s history by commencing the supply of the Unifill syringe to pharmaceutical customers. We expect to continue supplying these, and other customers, with larger volume orders moving forward.
“In addition, we have announced several new technology platforms that address other unmet market needs for injectable drug delivery. These innovative, new proprietary technologies include EZMix, the world’s first dual or multi-chamber prefilled syringe with integrated safety; Rita, a highly compact auto-injector with the world’s first true end-of-dose indicator, and our AutoInfusors, a compact range of subcutaneous infusion pump systems for drugs requiring dosages larger than 3mL in size.
Unilife Corporation
250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400F + 717 384 3401 E info@unilife.com W www.unilife.com

“I’m excited about the direction of the Company, and look forward to building on the positive momentum we have been experiencing throughout the year,” concluded Mr. Shortall.
Financial Results for Three Months Ended September 30, 2011
Revenues for the three months ended September 30, 2011, were $2.1 million compared to $3.5 million for the same period in 2010. This was primarily attributable to a decrease of $1.6 million in product sales, reflecting the Company’s decision to discontinue its contract manufacturing operations in December 2010, and instead, focus on the commercialization, production and supply of its own propriety line of products. During both the three months ended September 30, 2011 and 2010, the Company recognized revenue related to a milestone payment under its industrialization agreement. The milestone met during the three months ended September 30, 2011, was the last remaining under the agreement, with Unilife having completed the Industrialization Program ahead of the original schedule.
The Company’s net loss for the three months ended September 30, 2011, was $9.7 million, or $0.16 per diluted share, compared to a net loss of $7.2 million, or $0.14 per diluted share, for the same period in 2010. The increase in the net loss was primarily attributable to the decrease in contract manufacturing revenues as noted above, as well as an increase in research and development expenses related to the development of additional advanced drug delivery devices. These amounts were partially offset by a decrease in selling, general and administrative expenses resulting from a decline in non-cash, share-based compensation expense related to certain awards that are subject to revaluation, as well as a decline in payroll and related expenses.
Adjusted net loss for the three months ended September 30, 2011, was $6.5 million, or $0.11 per diluted share, compared to $3.9 million, or $0.07 per diluted share, for the same period in 2010. Adjusted net loss in the current and prior periods excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.
Conference Call Information
Management has scheduled a conference call for 4:30 p.m. U.S. Eastern Standard Time on November 9, 2011, to review the Company’s financial results, market trends and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.
About Unilife Corporation
Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S.-based developer, manufacturer and supplier of advanced drug delivery systems with state-of-the-art facilities in Pennsylvania. Established in 2002, Unilife works with pharmaceutical and biotechnology companies seeking innovative devices for use with their parenteral drugs and vaccines. Unilife has developed a broad, differentiated proprietary portfolio of its own injectable drug delivery products, including the Unifill® and Unitract® product lines of safety syringes with automatic, operator controlled needle retraction. Unifill represents the world’s first prefilled syringe technology integrating safety within the primary drug container. The products are ideally positioned to help pharmaceutical companies maximize the lifecycle of their injectable drugs and enhance patient care. Unifill syringes, together with other devices that are part of the Unilife technology platform, can either be supplied to pharmaceutical customers ready for use, or customized to address the specific requirements of targeted novel drugs. For more information on Unilife, please visit www.unilife.com

Forward-Looking Statements
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.
Non-GAAP Financial Measures
U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide a reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization, interest expense and certain non-recurring costs associated with our redomiciliation and Nasdaq listing.
Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):		Investor Contacts (Australia)

Todd Fromer / Garth Russell	Stuart Fine	Jeff Carter

KCSA Strategic Communications	Carpe DM Inc	Unilife Corporation

P: + 1 212-682-6300	P: + 1 908 469 1788	P: + 61 2 8346 6500

(Tables Below)

UNILIFE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 30,	June 30,
	2011	2011
Assets
Current Assets:
Cash and cash equivalents	$17,383	$17,910
Restricted cash	2,400	2,400
Accounts receivable	20	13
Inventories	708	626
Prepaid expenses and other current assets	374	381

Total current assets	20,885	21,330
Property, plant and equipment, net	53,881	54,020
Goodwill	12,285	13,265
Intangible assets, net	37	42
Other assets	1,025	821

Total assets	$88,113	$89,478

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$2,286	$2,405
Accrued expenses	2,021	2,696
Current portion of long-term debt	5,879	2,274
Deferred revenue	2,501	2,706

Total current liabilities	12,687	10,081
Long-term debt, less current portion	25,431	20,413
Deferred revenue	4,376	5,412

Total liabilities	42,494	35,906

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of September 30, 2011; none issued or outstanding as of September 30, 2011 and June 30, 2011	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of September 30, 2011; 64,300,313 and 63,924,403 shares issued, and 64,274,703 and 63,905,053 shares outstanding as of September 30, 2011 and June 30, 2011, respectively	643	639
Additional paid-in-capital	171,952	169,590
Accumulated deficit	(130,037)	(120,332)
Accumulated other comprehensive income	3,187	3,775
Treasury stock, at cost, 25,610 and 19,350 shares as of September 30, 2011 and June 30, 2011, respectively	(126)	(100)

Total stockholders’ equity	45,619	53,572

Total liabilities and stockholders’ equity	$88,113	$89,478

UNILIFE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,
	2011	2010

Revenues:
Industrialization fees	$1,440	$1,350
Licensing fees	672	577
Product sales and other	18	1,616

Total revenues	2,130	3,543
Cost of product sales	74	1,175

Gross profit	2,056	2,368
Operating expenses:
Research and development	4,298	1,776
Selling, general and administrative	6,183	7,241
Depreciation and amortization	993	787

Total operating expenses	11,474	9,804

Operating loss	(9,418)	(7,436)
Interest expense	283	32
Interest income	(30)	(122)
Other expense (income), net	34	(100)

Net loss	$(9,705)	$(7,246)

Loss per share:
Basic and diluted loss per share	$(0.16)	$(0.14)

UNILIFE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measure
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,
	2011	2010
Net loss	$(9,705)	$(7,246)
Share-based compensation expense	1,900	2,550
Depreciation and amortization	993	787
Interest expense	283	32
Adjusted net loss	$(6,529)	$(3,877)

Adjusted net loss per share —diluted	$(0.11)	$(0.07)

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